$138,000                                           As of March 11, 2005

TERM NOTE
---------

The undersigned, MAILTEC, INC., a Nevada corporation duly authorized to conduct business in the State of Colorado, having an address at 469 South Cherry Street, Suite 207, Denver, Colorado 80246, (?Maker?), promises to pay to the order of WILSHIRE COLORADO PARTNERS, LLC, a limited liability company organized and existing under the laws of the State of Colorado and having its principal place of business at 1530 16th Street, Suite 200, Denver, Colorado 80202 (?Wilshire?), at the aforementioned address or at such other place as the holder hereof may from time to time designate, the principal sum of ONE HUNDRED THIRTY EIGHT THOUSAND ($138,000.00) DOLLARS, together with interest thereon as hereinafter provided.

Interest on the unpaid principal balance due hereunder shall accrue at
a rate equal to 8.75% per annum (the ?Applicable Interest Rate?).   On
the first (1st) day of the month following the date hereof and on the first (1st) day of each month thereafter (each; a ?Change Date?), the Applicable Interest Rate will adjust to reflect the then current ?Prime Rate? plus 3.25% for the period through February 1, 2008, and
thereafter the then current ?Prime Rate? plus 5.25%.   For purposes
hereof, the ?Prime Rate? shall mean, at any time, the rate of interest quoted in the Wall Street Journal, Money Rates Section as the ?Prime Rate? (currently defined as the base rate on corporate loans posted by
at least 75% of the nation?s thirty largest banks).   In the event that
the Wall Street Journal quotes more than one rate, or a range of rates as the Prime Rate, then the Prime Rate shall mean the average of the
quoted rates.   In the event that the Wall Street Journal ceases to
publish the Prime Rate, then the Prime Rate shall be the average Prime Rate of the three largest U.S. money center commercial banks, as
determined by Wilshire.   Interest shall be calculated on the basis of
a 365 day year (366 days in the event of a leap year).   During the
term of this Note, the Applicable Interest Rate shall not be lower than
the Applicable Interest Rate on the date hereof.   After the
occurrence, and during the continuance, of an event of default (an ?Event of Default?) hereunder or under the Credit Agreement or Security Agreement of even date herewith between Maker and Wilshire (the ?Agreements?), the aforesaid interest rate is subject to increase to a rate that is the highest rate permitted by law.

Maker agrees to pay sums due under this Note in payments of principal and interest shall be due on May 1, 2005, and additional payments shall
be due on the first (1st) day of each calendar month thereafter.   The
enter principal balance and all accrued and unpaid interest thereon shall be due and payable on February 1, 2010.

Maker hereby waives presentment for payment, demand, protest, notice of
protest and notice of dishonor hereof.   The holder hereof may extend
the time of payment of this Note, postpone the enforcement hereof, grant any other indulgences and/or release any party primarily or secondarily liable hereon without affecting or diminishing such holder?s right of recourse against Maker which right is hereby expressly reserved.

In the event that an ?Event of Default? shall have occurred under the Note or Agreements, then, upon giving of five (5) business days notice, this Note and all other obligations of every kind of Maker to the holder hereof under the Agreements shall become immediately due and payable, and the holder hereof may proceed to collect the same at once, and may also then appropriate and apply towards the payment of this Note, or any other indebtedness or liability of Maker to the holder hereof, whether accrued or not, any and all balances, credits, deposits, account reserves, collections, drafts, checks and monies in or coming into its hands, belonging or owing to Maker.

The obligations hereby evidenced are secured by a lien against certain collateral as more fully set forth in the Agreements.

This Note may be prepaid in whole or in part without penalty.

This Note shall continue to bear interest at the a rate hereinabove
provided until paid in full.   If this Note is not paid when due and if
it is placed with an attorney for collection, the undersigned agrees to pay all costs of collection, including reasonable attorneys? fees and disbursements, which sum shall be added to the amount due hereunder.

THIS NOTE HAS BEEN MADE AND IS PAYABLE IN THE STATE OF COLORADO AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SAID STATE

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized on the day and year first above written.

MAILTEC, INC.


By:   W. Ross C. Corace
      --------------------------
Name: W. Ross Carle Corace

STATE OF COLORADO )
                  )ss.:
COUNTY OF DENVER  )

On this 7 day of Feb 2005, before me, the undersigned, personally appeared W. ROSS CARLE CORACE personally known to me or proved to me on the basis of satisfactory acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

/s/Jonathan Sanders
-------------------------
Notary Public